UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

iM Global Partner Funds

(Exact name of registrant as specified in its charter)

Delaware	42-3781405
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2301 Rosecrans Avenue, Suite 2150, El Segundo California	90245
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of iMGP DBi Absolute Return ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File No. 811-07763 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares (the “Shares”) of iMGP DBi Absolute Return ETF (the “Fund”), a series of the iM Global Partner Funds Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 174 the Trust’s Registration Statement under the Securities Act of 1933 (the “Securities Act”) on Form N-1A filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2026 (Commission File No. 333 -10015), which description is incorporated herein by reference as filed with the Commission, including any forms of prospectuses filed by the Trust pursuant to Rule 497 under the Securities Act.

The Shares to be registered hereunder have been approved for listing on the NYSE Arca, Inc. under the symbol “DBAR” for the iMGP DBi Absolute Return ETF.

Item 2. Exhibits.

1.

Agreement and Declaration of Trust is incorporated by reference to the Registrant’s initial Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 12, 1996.

2.

Amendment to Agreement and Declaration of Trust is incorporated by reference to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on November 15, 1996.

3.

Amendment to Agreement and Declaration of Trust dated December 4, 2008 is incorporated by reference to Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on September 2, 2011.

4.

Amendment to Agreement and Declaration of Trust dated August 31, 2011 is incorporated by reference to Post-Effective Amendment No. 50 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on September 2, 2011.

5.

Amendment to Agreement and Declaration of Trust dated June 22, 2026 is incorporated by reference to Post-Effective Amendment No. 174 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on July 10, 2026.

6.	By-laws are incorporated by reference to Post-effective Amendment No. 57 to the Registrant’s Registration Statement on Form N-1A, filed with the SEC on April 30, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

September 28, 2026	Litman Gregory Funds Trust

	By:	/s/ John M. Coughlan
	Name:	John M. Coughlan
	Title:	Principal Executive Officer and Principal Financial Officer